Exhibit 21.01


                            SCHEDULE OF SUBSIDIARIES


               Name                         State of Incorporation/Organization
               ----                         -----------------------------------

           IC One, Inc.                                   Delaware

    Smart Chip Technologies, L.L.C.                        Nevada